Exhibit 4.3

EXPLORATION AND PROMISE OF PURCHASE AND SALE CONTRACT CELEBRATED BY COMPAÑÍA MINERA DE CANELAS Y TOPIA, S.A. DE C.V., HEREINAFTER REFERRED TO AS “CANELAS”, REPRESENTED HEREIN BY ING. MARIO MACÍAS ARREDONDO AND OF THE OTHER PART COMPAÑÍA MINERA MEXICANA EL ROSARIO, S.A. DE C.V., HEREINAFTER REFERRED TO AS “ROSARIO” REPRESENTED BY ING. FRANCISCO RAMOS SÁNCHEZ, AND OF THE OTHER PART MINERA MEXICANA LA CIÉNEGA, S.A. DE C.V., HEREINAFTER REFERRED TO AS “CIÉNEGA”, HEREIN REPRESENTED BY ING. OCTAVIO ALVIDREZ CANO, AS WELL AS “MET-MEX”, HEREINAFTER REFERRED TO AS “MET-MEX”, HEREIN REPRESENTED BY ING. MANUEL LUÉVANOS SÁNCHEZ, IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND

CLAUSES

DECLARATIONS

I.     — “CANELAS” Declares:

a)     That it is a valid Mexican mercantile society in conformity with the Laws of the United Mexican States and with the Federal Registration of Taxpayers No. MCT-760203-2B2.

b)     That it acquired from “CIÉNEGA”, by means of a contract dated March 1, 1990, the group of assets named as the “TOPIA UNIT”, located in Topia, State of Durango, including THE CONCESSIONS, THE PROPERTIES [land] and THE ASSETS, for the amount of USD $1,700,000.00 (ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA 00/100).

That in the eleventh clause it established that to guarantee the payment of the price it would appoint real guarantees in favor of “CIÉNEGA” over THE CONCESSIONS, THE PROPERTIES and THE ASSETS. It is also the obligation of “CANELAS”, that while any part of the specified price has not been paid, it will not sell, alienate or in any form transfer, totally or partially, THE CONCESSIONS, THE PROPERTIES AND/OR THE ASSETS, without the previous consent of “CIÉNEGA”.

c)     That on the date of March 15 the previously mentioned contract was modified whereby the price for the entirety of the TOPIA UNIT was changed to USD $1,550,000.00 (ONE MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA 00/100).

It was established that of the successive monthly installments of USD $25,000.00 (TWENTY-FIVE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA) or the equivalent of a 10% net smelter royalty, whichever one was bigger, given by “CANELAS” to “MET-MEX”, these installments were to be applied in their entirety to the payment of the mining concessions first, then to that of the properties and then to that of the fixed assets.

d)     That on the date of October 3, 1995 the contract referred to in clause a) above was modified in its fourth clause pointing out that “MET-MEX” would keep back from “CANELAS”, a 10% net smelter royalty on any concentrate delivered, according to the terms in clause fourteen of the aforementioned contract.

e)     That the purchase and sale of the properties was formalized by means of public document No. 26,288 having a date of December 14, 1990, granted before Notary Public No. 136 of the City of Mexico, Federal District, establishing in the second clause the price of USD $73,660.00 (SEVENTY THREE THOUSAND SIX HUNDRED SIXTY DOLLARS LEGAL CURRENCY OF THE UNITED STATES DE AMERICA).

In the document mentioned in the previous paragraph it was agreed to in the second clause that the form of payment of the amount mentioned in the previous paragraph, would be in the amount of USD $25,000.00 (TWENTY-FIVE THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMÉRICA) payable monthly plus the Value Added Tax or 10% of the net value of the concentrate given to “MET-MEX”, whichever was bigger.

It also established in favor of “CIÉNEGA”, a first mortgage over the entirety of the goods acquired in this notarial instrument.

f)     That by means of public document No. 26,185 dated November 26, 1990, the transfer of rights was formalized over various mining concessions that are related in this notarial instrument granted before Notary Public No. 136 of this city, establishing in the second clause the price of the transfer in the amount of USD $250,000.00 (TWO HUNDRED FIFTY THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), said amount to be paid in ten installments of USD $25,000.00 (TWENTY-FIVE THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) or by 10% of the net value of the concentrate that “CANELAS” gives to “MET-MEX”, whichever was bigger.

That “CANELAS”, granted a mortgage in favor of “CIÉNEGA” over the entirety of the rights derived from the mining concessions described in this notarial instrument.

g)     That “CANELAS” celebrated on February 24, 1998 a contract of open credit [credit line] with “MET-MEX”, for the amount of $1,100,000.00 (ONE MILLION ONE HUNDRED THOUSAND MEXICAN PESOS 00/100 ).

That on the date of September 2, 1999 it celebrated a contract for an Operating/Working Capital Loan in dollars with “MET-MEX” for the amount of USD $84,000.00 (EIGHTY FOUR THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA).

That on May 19, 2000 it celebrated a contract for the opening of an Operating/Working Capital Loan with “MET-MEX”, by means of which it restructured the debts mentioned in the aforementioned paragraphs of the present section increasing the total debt at that date, with “MET-MEX”, to the amount of USD$200,148.90 (TWO HUNDRED THOUSAND ONE HUNDRED AND FORTY EIGHT THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA 90/100), granting as a guarantee a commercial lien, over the rights of the mining concessions that are described in the same contract, and also over the entirety of the Mining Unit and in particular respect to the properties, vehicles, machinery and industrial equipment which it has on account and having been acquired with the funds of the credit that it was granted by means of this contract.

h)     That it wants to grant to “ROSARIO” the right to explore “THE CLAIMS” and if it suits their interests, the celebration of a contract of purchase and sale of the “TOPIA UNIT”, hereinafter “THE OPTION”.

i)     That in Schedule A, which is an integral part of the present contract, is listed all the concessions, properties and fixed assets that at the moment comprise the “TOPIA UNIT”.

j)     That its legal representative holds sufficient authority to celebrate the present contract.

II.     — “ROSARIO” Declares:

a)     That it is a valid Mexican mercantile society in conformity with the Laws of the United Mexican States and with the Federal Registration of Taxpayers No. MMR-980706-3P1.

b)     That it desires “CANELAS” to grant it the right to explore “THE CLAIMS” and to make economic studies on the same in order to determine the possibility to exploit them; and in the event of being of interest for “ROSARIO”, to exercise their right to buy the “TOPIA UNIT”.

c)     That it has knowledge of and recognizes the obligations and debts that exist over, and in respect of, all the assets that constitute the “TOPIA UNIT” and that it is aware of the total debt that “CANELAS” has with “CIÉNEGA” and with “MET-MEX”, in conformity with each and every one of the documents mentioned in Declaration I of the present contract.

d)     That its legal representative Ing. Francisco Ramos Sánchez has sufficient authority to represent it and to obligate it in the terms of the present contract.

III.     — “CIÉNEGA” DECLARES:

a)     That it is a valid Mexican mercantile society in conformity with the Laws of the United Mexican States and with the Federal Registration of Taxpayers, No. MMC-900630-1C6.

b)     That it celebrated each and every one of the contracts refer to in sections b) c), d), e) and f) of Declaration I above.

c)     That it declares its agreement with the celebration of the present contract.

d)     That its legal representative holds sufficient authority to appear in the present contract. IV. — “MET-MEX” Declares:

a)     That it is a valid Mexican mercantile society in conformity with the Laws of the United Mexican States and with the Federal Registration of Taxpayers, No. MMP-751222-IMO.

b)     That it celebrated with “CANELAS”, the contracts referred to in section g) of Declaration 1 above, of the present contract and that said company holds the debt indicated in the same plus the interest that is continually generating until the payment of said debt, on the terms established in dollars in the restructuring contract.

c)     That their legal representative holds sufficient authority to appear in the present contract.

V.     — “ROSARIO” and “CANELAS” Declare:

That on the date of August 28, 2003, both parties signed a letter of intent for the celebration of the present contract.

Having made the previous declarations, the parties grant the following:

CLAUSES

FIRST.     — “CANELAS” grants to “ROSARIO”, for the term of one year counting from the date of signing and ratification of the present contract before a notary public, the right to explore “THE CLAIMS” that are indicated in Schedule A as referred to in section i) of Declaration I, of the chapter of declarations in the present contract.

“ROSARIO” will carry out exploration work directly or through their designated contractors consisting of studies of a geological, geochemical, geophysical or any other nature; to examine, explore, prove and in general to carry out in “THE CLAIMS”, any work, including development and perforations with diamond drill and pneumatic hammer that in the exclusive opinion of “ROSARIO” would be adequate to obtain the information about the potential of “THE CLAIMS”, their access roads and infrastructure, in order to determine their economic viability and to consequently resolve if it exercises or not “THE OPTION”. “ROSARIO” will provide to “CANELAS” a quarterly report on the progress and results of the exploration.

SECOND.     — “ROSARIO”, within the ten days following the submission by the General Directorate of Mines of the official document by means of which “ROSARIO” is notified of the registration of the present contract, will pay to “CANELAS” the amount of USD $100,000.00 (ONE HUNDRED THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) according to the exchange rate published by the Bank of Mexico, in the Official Newspaper of the Federation, the working day immediately prior to the payment date, plus the Value Added Tax, against the delivery of the required fiscal invoice; being also a charge of “ROSARIO”, the expenses related to the registration in the Public Registry of the Property in the State of Durango and in the Public Registry of Mining, as well as the Notary’s expenses.

“CANELAS” and “ROSARIO” agree that for as long as “ROSARIO” conducts “THE OPTION”, “CANELAS” will be able to continue operating the “TOPIA UNIT” without any restriction and without hindering in any way the exploration work of “ROSARIO”. “CANELAS” is obligated to carry out the exploitation in an appropriate form and in a technical way taking advantage of the existent mineral resources.

THIRD.     – At the end of the year referred to in the first clause of the present contract and if the results of the exploration and sampling justify that “ROSARIO” decides to exercise “THE OPTION”, then within a maximum term of 45 (forty five) calendar days, counted from the end of the year referred to in the first clause of the present contract, it [“ROSARIO”] will give notice in writing to “CANELAS” of its desire to exercise “THE OPTION” and within 5 (five) working days counted from this notice, it is committed to pay the amount of USD $150.000,00 (ONE HUNDRED FIFTY THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), at the exchange rate published by the Bank of Mexico in the Official Diary of the Federation on the working day immediately prior to the date of payment, plus the Value Added Tax to “CANELAS”, against the delivery of the required fiscal invoice.

In the case that “ROSARIO” does not exercise “THE OPTION” according to the stipulation in the previous paragraph, it will not have the right to recover any amount already expended, in the knowledge that from the date in which “ROSARIO” notifies “CANELAS” of its desire to renounce “THE OPTION”, all the obligations imposed on “ROSARIO” in this contract will be stopped by that act, [thereby] committing itself to present the notice of corresponding cancellation for its registration in the Public Registry of Mining and in the Public Registry of the Property in the State of Durango

FOURTH.     — The term of the contract will be obligatory for “CANELAS” and voluntary for “ROSARIO”, who will be able to terminate it at any time by means of a notice in writing given by “ROSARIO” to “CANELAS”, with 30 (thirty) calendar days notice, within the term of one year as referred to in the first clause of the present contract, as well as the 45 (forty-five) calendar days referred to in the third clause above.

FIFTH.     — At the time of celebrating the promised contract of purchase and sale, in which will be defined, the terms agreed to in the present contract, and other necessary clauses, without any new negotiation, other than what is agreed to here, within a term of two months counting from the receipt of the notification from “ROSARIO” of its desire to exercise “THE OPTION”, “ROSARIO” will pay to “CANELAS” the amount of USD $200,000.00 (TWO HUNDRED THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), at the exchange rate published by the Bank of Mexico in the

Official Diary of the Federation on the working day immediate prior to the date of payment, plus the Value Added Tax, against the delivery of the required fiscal invoice, having to add in the corresponding contract the inventory referred to in section i) of Declaration I of the present contract, updated to the date of celebration of the contract of purchase and sale and, within the same term, another payment to “MET-MEX” of USD$200,148.90 (TWO HUNDRED THOUSAND, ONE HUNDRED AND FORTY-EIGHT THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA 90/100) plus the interest that will have been generated from the date of restructuring of the credit referred to in section g) of Declaration I of the chapter of declarations in the present contract, to the date on which this payment is made, against the delivery of the required fiscal invoice.

In the case that “ROSARIO” does not make the payment to “MET-MEX”, this will put into effect the guarantees granted by “CANELAS”.

“ROSARIO” recognizes each and every one of the debts that “CANELAS” has with “CIÉNEGA” and that to the date of celebration of the present contract, this amounts to the sum of USD$ 894,610.00 (EIGHT HUNDRED NINETY-FOUR THOUSAND SIX HUNDRED AND TEN DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) according to that indicated in section c), in which they understand the payments referred to in sections e) and f) and with “MET-MEX”, the debt that is understood in section g) of Declaration I in the chapter of declarations in the present contract and is obligated to pay them, as indicated in this clause and later in the present contract, and accepts to acquire the “TOPIA UNIT” with the burdens that it holds, which will be cancelled once it pays the total debts that “CANELAS” holds with said companies.

By the aforementioned terms “CANELAS” and “ROSARIO” will remain as co-debtors to “CIÉNEGA” and to “MET-MEX” until the definitive liquidation of all the mentioned debts.

“CANELAS”, within the three months following the signature and ratification before a Notary Public of the present contract, will make the payments to which it is obligated according to that established in the contracts referred to in section g) of Declaration I of the chapter of declarations in the present contract, to “MET-MEX”, in the terms and conditions that are indicated in the same, as well as to make the payments to which it is obligated according to that established in the contracts mentioned in section c), in which remain understood the payments, referred to in sections e) and f) of Declaration I of the present agreement, to “CIÉNEGA”, in such terms and conditions as are understood in the same, during the time that it is operating the “TOPIA UNIT”.

“ROSARIO”, therefore, will pay only the amounts owed to “MET-MEX” and “CIÉNEGA” that are mentioned in the first and third paragraphs of the present clause, resulting once the amounts are deducted that “CANELAS” will have paid to these companies.

“ROSARIO” will add, to the payments that it has pending to make to “CANELAS”, the amounts that will have been paid by virtue of the installments accomplished by “CANELAS”, according to that indicated in the previous paragraphs. The amounts to which this paragraph refers will be paid by “ROSARIO” at the time of making the payment of USD$ 200,000.00 (TWO HUNDRED THOUSAND DOLARES LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) to which the first paragraph of this same clause refers, against the delivery of the required fiscal invoice. “ROSARIO” is committed to pay to “CIÉNEGA” the outstanding balances, taking into consideration that referred to in the paragraphs above, after the six months referred to in the first paragraph of the seventh clause in the present contract, the ordinary interest equivalent to the sum of 2 (two) annual percentage points, plus the annual LIBOR interest rate in the term of 1 (one) month.

For the effects of the present contract it will be understood that the LIBOR rate is the average of the rates quoted by the main branches in London of the Chase Manhattan Bank, N.A. Lloyds Bank, Barclays Bank and UBS AG (the “Banks of Reference”) for deposits in dollars for an equal expiration to one month in funds available in view of the interchange market of Eurodollars in London as such rates appear published in the Reuters screen Libor page at approximately 11:00 a.m. (London time) two working days previous to the date of subscription of the present contract and two working days previous to each monthly revision of interest. In case that any of the Banks of Reference provides its quotation, the average will be calculated with that other Bank that replaces it. In case that no other Bank replaces it, the average will be calculated with the average of the remaining Banks.

The calculation of interest will be calculated on the base of a year of 360 days and by the number of days effectively passed and from the signature of the present contract and the discounts that are going to be made.

Every month a revision will be made of the aforementioned LIBOR rate according to the market rate.

It is understood that “working day” means those days in which the banks in London and the United States are open to the public.

SIXTH.     – “MET-MEX”, will release the burden that it has in its favour on the part of various mining concessions, as well as with respect to the properties included in the “TOPIA UNIT” property of “CANELAS” once “CANELAS” and/or “ROSARIO” pays the total debt that is mentioned in section g) of Declaration I above of the present contract and according to the document indicated in said section.

SEVENTH.     — In the case of exercising “THE OPTION”, “ROSARIO” is committed to deliver, six months following the exercise of “THE OPTION”, to the Plant of “MET-MEX”, located in Torreón, Coahuila, the total amount of concentrate, and it authorizes to “MET-MEX” to discount 10% of the net smelter value or USD$ 25,000.00 (TWENTY-FIVE THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) whichever is higher.

That indicated in the previous paragraphs is in order that “ROSARIO” pays the debt that “CANELAS” has with “CIÉNEGA”, which is established in documents referred to in sections c), e) and f) of Declaration I of the chapter of declarations, [and having] eliminated said debt “CIÉNEGA” will release the mortgage that rests on the rights over the mining concessions, likewise on the buildings included in the instruments contemplated in these sections.

At eighteen months from which “ROSARIO” exercises “THE OPTION” it will pay to “CANELAS” the amount of USD $300,000.00 (THREE HUNDRED THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), at the exchange rate published by the Bank of Mexico in the Official Diary of the Federation on the working day immediately prior to the date of payment, plus the Value Added Tax, against the delivery of the required fiscal invoice.

“ROSARIO” will pay to “CANELAS” twelve months after having made the payment referred to in the previous paragraph, the amount of USD $300.000,00 (THREE HUNDRED THOUSAND DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), at the exchange rate published by the Bank of Mexico in the Official Diary of the Federation on the working day immediately prior to the date of payment, plus the Value Added Tax, against the delivery of the required fiscal invoice.

Twelve months after having made the payment referred to in the previous paragraph, “ROSARIO” will pay to “CANELAS” the amount of USD $376,919.00 (THREE HUNDRED AND SEVENTY-SIX THOUSAND NINE HUNDRED AND NINETEEN DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) at the exchange rate published by the Bank of Mexico in the Official Diary of the Federation on the working day immediately prior to the date of payment, plus the Value Added Tax, against the delivery of the required fiscal invoice.

The total price for “THE OPTION” is the amount of USD $1,426,919.00 (ONE MILLION FOUR HUNDRED AND TWENTY-SIX THOUSAND NINE HUNDRED AND NINETEEN DOLLARS LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), having to consider in addition the payments for superficial rights that “CANELAS” owes and that “CANELAS” will accomplish and that will be reimbursed to it by “ROSARIO”, as well as the debt in favor of “MET-MEX” and “CIENEGA”.

EIGHTH.     – “ROSARIO” is committed to pay the debt that “CANELAS” has with respect to the payment of superficial rights of the mining concessions involved as for the first and second semesters of 2003 and the first semester of 2004.

NINTH.     – “ROSARIO” will not have the authority to transfer the right to explore “THE CLAIMS”, nor the rights and obligations that this document includes, and in case of exercising “THE OPTION” it will not be able to transfer or to alienate neither the CONCESSIONS, the BUILDINGS, or the FIXED ASSETS, without the consent of “CIÉNEGA” or “MET-MEX” until the complete liquidation of the debts repeatedly mentioned.

TENTH.     — For the celebration of the contract of purchase and sale “ROSARIO” will indicate the Notary, the day and hour for the approval of the corresponding document, with timely notification to “CANELAS”. The notarial fees and expenses will be for the account of “ROSARIO” and the taxes that are generated by the conception of the price will be for the account of the taxpayer.

ELEVENTH.     – “CANELAS” it makes available to “ROSARIO” “THE CLAIMS” in order to conduct the aforementioned work, without labour problems or problems of any other nature, while authorizing “CANELAS” to visit the works and to verify that indeed “ROSARIO” it is fulfilling the terms of this contract.

During the term of the present contract “CANELAS” is committed to maintain in effect all the rights of the mining concessions that are the object of the same, by means of the timely compliance of all the obligations that as concessionary is imposed upon it by the Mining Law and its Regulation, for which “ROSARIO” will provide the necessary assessment, as well as the elements of work such that jointly are formulated the annual information on the verification of work and works of exploration on “THE CLAIMS”, in agreement with the Mining Law and to present in timely fashion this information before the Secretariat of Commerce and Industrial Promotion, General Directorate of Mines.

TWELFTH.     — It will be the responsibility of “ROSARIO” to become attached to the laws and effective environmental regulations and to operate within the applicable Mexican Official Norms, as well as to be in charge of the restoration of the vegetation, lands and streams, deposits or bodies of water and their channels in the work zone as contemplated by this contract and the fulfillment of all of the obligations related to the previous activities imposed by the respective authorities.

It will be the responsibility of “CANELAS” to become attached to the laws and effective environmental regulations and to operate within the applicable Mexican Official Norms, as well as to be in charge of the restoration of the vegetation, lands and streams, deposits or bodies of water and their channels in the work zone as contemplated by this contract and the fulfillment of all the obligations related to the previous activities imposed by the respective authorities, during the time that it operates until “ROSARIO” exercises “THE OPTION”.

THIRTEENTH.     — During the term of the present contract of exploration “ROSARIO” will not be able to mine “THE CLAIMS” nor to extract minerals from such, except for the amounts that are necessary for metallurgical samples and analyses, being understood that the extracted minerals will belong to “CANELAS”. Therefore, it is also agreed that “CANELAS” will neither be able to have these minerals, products of the works of “ROSARIO”, in the time that the present contract is in force. “CANELAS” will be able to have the minerals that it extracts while it is operating the “TOPIA UNIT” during the term of one year counted from the issuance by the General Directorate of Mines of the official document by means of which one “ROSARIO” is notified of the registration of the present contract.

FOURTEENTH.     — All the obligations and responsibilities of any legal, administrative or labor nature that have originated prior to the celebration of this contract in relation to “THE CLAIMS”, will be the charge of “CANELAS”, who will respond to all the legal consequences, therefore releasing “ROSARIO” of all responsibility that could arise, in the knowledge of which any liabilities that by these concepts will get to affect “ROSARIO” it will have to be reimbursed immediately by “CANELAS”, as long as “ROSARIO” gives timely warning to “CANELAS” of any claim that arises to effect from which “CANELAS” can defend the case if it considers it advisable.

“CANELAS” is also made responsible for each and every one of the obligations mentioned in the previous paragraph during the term of one year to which the previous clause refers and solely in respect to the areas of exploitation [mining] and beneficiation [milling].

“ROSARIO” is also held responsible for each and every one of the obligations mentioned in the first paragraph of this clause during the term of one year to which the first clause of the present contract refers, committing itself to remove peacefully and out of danger to “CANELAS” by any claim.

FIFTEENTH.     — The superficial rights on the mining concessions that protect “THE CLAIMS” will be paid directly by “CANELAS” and “ROSARIO” will reimburse the amount of this payment, against the receipt of the required fiscal invoice sent by “CANELAS”, accompanied by a copy of the official proof of payment; said payment will be considered justified by the right to explore.

SIXTEENTH.     – “ROSARIO” will have the right to construct, to make improvements and to install machinery and equipment that it deems necessary to carry out the exploration of “THE CLAIMS”, being able to remove at any time or before the term of the contract or within a term of 180 (ONE HUNDRED EIGHTY) working days after finishing the contract, the machinery and equipment and other items of its personal property that have been transferred to “THE CLAIMS”.

In the case that “ROSARIO” uses the machinery and equipment and facilities of “CANELAS” it commits to the suitable use, as well as the corresponding maintenance of the same, such that it has the sole responsibility for any wear by the same use.

“CANELAS” is committed with respect to the machinery and equipment and facilities that it uses to the suitable use, as well as the corresponding maintenance, such that it has the sole responsibility for any wear by the same use.

Similarly, “CANELAS” and “ROSARIO” are committed to leave, to the benefit of its counterpart, each and every one of the improvements that will have been made to THE CLAIMS, REAL ESTATE and ASSETS, without cost to its counterpart.

SEVENTEENTH.     — During the term of the present contract of exploration “CANELAS” is committed not to transfer, yield, alienate or burden in any form the rights on the mining concessions that protect “THE CLAIMS”, BUILDINGS and ASSETS that are the subject matter of this contract, nor to celebrate any contract such that it can limit, modify or obstruct in any way the rights “ROSARIO” obtains in this contract, nullifying any legal transactions that are made in disobedience to this clause, by which “CANELAS” will be responsible for the damages and judgments that “ROSARIO” suffers by these concepts.

EIGHTEENTH.     — If during the term of this contract events happen that prevent “ROSARIO” from carrying out the objective of the present contract, such as strikes, unemployment, riots, revolutions, disturbances, earthquakes, fires, acts of third parties, intervention or seizure of the properties by any legitimate or de facto authority, or by any other cause outside the control or dominion of “ROSARIO”, the contracting parties agree that the effects of the contract regarding the affected acts will be suspended to start again only on the date on which this event stops, and will be prorated by an equal time to which the interruption has lasted. In any case, the parties are committed to make reasonable efforts to reduce the interruption or to solve the problems.

The affected party will have to give warning to the other party within a term of 5 (five) calendar days counted as of the date in which the event of force majeure begins. If it does not give the warning in the indicated term the notification will have effects from the date at which the aforementioned warning occurs.

Once the causes of the suspension have stopped the affected party will have to notify the other to resume the obligations that are the subject matter of the present contract.

In case of not overcoming the cause of the suspension within a period of 30 (thirty) working days, the parties will decide the appropriate measures.

NINETEENTH.     — In case that this contract is finished by the completion of its term, rescission or completion anticipated in agreement with the fourth and twenty first clauses of the present contract, “ROSARIO” will give back to “CANELAS”, “THE CLAIMS” free of all burden and responsibility, and is committed to give, at the latest on the date in which the completion of the same takes effect, copies of the studies and work that will have been conducted in relation to “THE CLAIMS”, with the results of the exploration.

In the case that “ROSARIO” exercises “THE OPTION”, “CANELAS” is committed to deliver a copy of the studies and work that will have been made during the period that it continues operating, according to the stipulation in the second clause of the present contract.

TWENTIETH.     — In case of a breach by any of the parties of the obligations contracted in this contract, the party affected, before coming to ask for the rescission of the contract, will have to notify the other party in writing showing clearly the circumstances of the breach or violation, forcing the other party, within a term of 30 (thirty) working days as of the date in which it receives the notification to correct the violation, to fulfill the obligation or to verify that any violation was not committed.

TWENTY-FIRST.     — The present contract will end without effect, or legal value and without need of judicial appeal in the following cases:

a)	By completion of the term stipulated in the First Clause, considering a margin or term of grace of 30 (thirty) calendar days.

    b)        By anticipated renunciation for which “ROSARIO” holds the rights according to this contract.

    c)        By the fulfillment of the objectives for which the contract is celebrated.

TWENTY-SECOND.     — All the notices that must be reported in agreement with this contract will come by means of letter with receipt requested or by any other authentic medium and are designated with addresses designed to receive all class of notifications, according to the following:

"ROSARIO" MINERA MEXICANA EL ROSARIO, S.A. DE C.V.	"CANELAS" COMPANIA MINERA DE CANELAS Y TOPIA, S.A. DE C.V.
Calle Retorno Virgiolio No. 107-A Col. Complejo Industrial Chihuahua Chihuahua, Chih. C.P. 31136	Prolongacion Hidalgo s/n Topia, Dgo. C.P. 34540
Telephone: 01 442 218 3177
Atn: Ing. Francisco Ramos Sanchez	Ing. Mario Macias Arredondo
CREDITORS
MET-MEX PENOLES, S.A. DE C.V.	MINERA MEXICANA LA CIENEGA, S.A. DE C.V.
Moliere 222 Torres de Oficinas Piso 4 Col. Los Morales Seccion Palmas C.P. 11540 Mexico, D.F.	Moliere 222 Torres de Oficinas Piso 4 Col. Los Morales Seccion Palmas C.P. 11540 Mexico, D.F.
Atn: Ing. Manuel Luevanos Sanchez	Atn: Ing. Octavio Alvidrez Cano

The parties will be able to change at any time the addresses mentioned, by notifying in writing with ten calendar days notice, one to the other.

TWENTY-THIRD.     — For everything relative to the interpretation of the present contract, the parties expressly surrender to the applicable authorities in the Federal District of Mexico and in the case of controversy, they agree to submit to the jurisdiction of the competent Tribunals of the City of Mexico, Federal District, giving up in this act any jurisdiction that they could have access to due to their present or future homes.

TWENTY-FOURTH.     — This contract will be ratified before a Notary Public and registered in the Public Mining Registry and in the Public Registry of Property and Trade of the State of Durango, the corresponding expenses being the charge of “ROSARIO”.

Having read this contract, the participating parties sign it on February 18 2004 in Mexico City, Federal District.

"ROSARIO" MINERA MEXICANA EL ROSARIO, S.A. DE C.V.	"CANELAS" COMPANIA MINERA DE CANELAS Y TOPIA, S.A. DE C.V.
/s/ Francisco Ramos Sanchez ING. FRANCISCO RAMOS SANCHEZ LEGAL REPRESENTATIVE	/s/ Mario Macias Arredondo ING. MARIO MACIAS ARREDONDO LEGAL REPRESENTATIVE
CREDITORS
MET-MEX PENOLES, S.A. DE C.V.	MINERA MEXICANA LA CIENEGA, S.A. DE C.V.
/s/ Manuel Luevanos Sanchez ING. MANUEL LUEVANOS SANCHEZ LEGAL REPRESENTATIVE	/s/ Octavio Alvidrez Cano ING. OCTAVIO ALVIDREZ CANO LEGAL REPRESENTATIVE